Exhibit 10.4

PLACEMENT AGENCY AGREEMENT

June 26, 2026

Decoy Therapeutics, Inc.

2450 Holcombe Boulevard, Suite X

Houston, Texas 77021

Attention: Frederick E. Pierce, II

Dear Mr. Pierce:

This letter agreement (the “Agreement”) constitutes the agreement between Curvature Securities, LLC (“Curvature”), as sole placement agent (the “Placement Agent”) and Decoy Therapeutics Inc., a company incorporated under the laws of the State of Delaware (the “Company”), pursuant to which the Placement Agent shall serve as the sole placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of shares of common stock (the “Shares”) of the Company, par value $0.0001 per share (“Common Stock”) and pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), and accompanying (a)(i) Series A common warrants to purchase shares of Common Stock (the “Series A Warrants”), (ii) Series B common warrants to purchase shares of Common Stock (the “Series B Warrants”), and (iii) Series C common warrants to purchase shares of Common Stock (the “Series C Warrants”, and collectively with the Series A Warrants and Series B Warrants, the “Warrants” and the Warrants, together with the Pre-Funded Warrants and the Shares, the “Securities”). The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and, collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, which may include a securities purchase agreement between the Company and one or more of such Purchasers in a form mutually agreed upon by the Company and the Placement Agent (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. With the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein), and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that:

1. The Placement Agent’s Warrant (as defined below) has been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and will constitute the binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights

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of creditors generally and subject to general principles of equity. The Placement Agent’s Warrant Shares (as defined below), when issued in accordance with the terms of the Placement Agent’s Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. As of the Closing Date, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Placement Agent’s Warrant. The execution, delivery and performance by the Company of the Placement Agent’s Warrant do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of Public Company Accounting Oversight Board independent registered public accountants for a period of at least two (2) years after the Closing Date and (ii) a reputable transfer agent with respect to the Shares for a period of two (2) years after the Closing Date, provided in each case that the Company is then subject to the reporting requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Furthermore, except as set forth below, from the date hereof until 60 days after the Closing Date, without the prior written consent of the Placement Agent, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Shares or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than filing the registration statement as contemplated by the Registration Rights Agreement, and a registration statement on Form S-8 in connection with any employee benefit plan. The Company shall not, prior to the Closing Date, and shall not, for so long as required to preserve the availability of the exemption from registration under the Securities Act relied upon for the offer and sale of the Securities, directly or indirectly sell, offer for sale or, solicit offers to buy, or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the Securities Act or the rules and regulations promulgated thereunder, including Regulation D. The Company shall file with the Commission a notice on Form D with respect to the offer and sale of the Securities as required under Regulation D promulgated under the Securities Act, within the time period required by such Regulation D, and shall provide a copy of such Form D to the Purchasers promptly upon filing. The Purchasers shall be third-party beneficiary of the covenants of the Company in the preceding three sentences.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT.

Each entity comprising the Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the States applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate entity validly existing under the laws of its place of incorporation, (v) has full power and authority to enter into and perform its obligations under this Agreement, (vi) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (vii) has substantial experience in making investment decisions of this type and has such knowledge and experience in financial and business matters that the Placement Agent is capable of evaluating the merits and risks of an investment in the Company. The Placement Agent will immediately notify the Company in writing of any change in its status as such. The Placement Agent covenants that it will use its reasonable

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best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION.

A. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its designees, the following compensation with respect to the placement of the Securities:

1. A cash fee (the “Cash Fee”) equal to nine percent (9.0%) of the aggregate purchase price paid by the Purchasers for the sale of Securities in the Placement to the Purchasers, a portion of which may be allocated to other registered broker-dealers. The Cash Fee shall be paid to the Placement Agent at the Closing of the Placement from the gross proceeds of the Securities sold in such Closing.

2. Subject to compliance with FINRA Rule 5110(g)(5), the Company also agrees to reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses incurred by the Placement Agent in connection with the Placement, including the fees and disbursements of legal counsel, in an aggregate amount not to exceed $75,000; provided that such reimbursement shall be payable solely to the Placement Agent. The Company will reimburse the Placement Agent directly out of the Closing of the Placement.

3. Subject to compliance with FINRA Rule 5110(g)(3), the Company also agrees to reimburse the Placement Agent for all non-accountable fees and expenses including, but not limited to, background check expenses, tombstones and marketing-related expenses including roadshow expenses and travel, and any other non-accountable fee or expense incurred by the Placement Agent in connection with the Placement, in an aggregate amount not to exceed $25,000. The Company will reimburse the Placement Agent directly out of the Closing of the Placement.

4. A Warrant (the “Placement Agent’s Warrant”) to the Placement Agent or its designated affiliates exercisable for a number of shares of Common Stock (the “Placement Agent’s Warrant Shares”) equal to six (6.0%) of the total number of Registered Securities being sold in the Placement. The Placement Agent’s Warrant will be exercisable on the date that is six months after the issuance date and will expire five years after the commencement of sales in the offering. The Placement Agent’s Warrant will be exercisable at a price equal to 125% of the per Share purchase price in the Placement.

5. The Placement Agent reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 3A. TAIL FEE. Following the Termination Date (as defined below), the Placement Agent shall be entitled to compensation under Section 3, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind, but excluding the exercise of any Pre-Funded Warrants in the Placement (“Tail Financing”) to the extent that such financing is both (i) provided to the Company by investors placed in the Placement by the Placement Agent, taken over-the-wall by the Placement Agent, or that participated in in-depth meetings with the Company arranged by the Placement Agent and (ii) such Tail Financing is consummated at any time within the twelve (12) month period following the Term. Within five (5) days of the earlier of the Closing and the Termination Date, the Placement Agent will provide to the Company a list of investors whom the Placement Agent has contacted or introduced to the Company in connection with the Placement. Notwithstanding anything to the contrary herein, the compensation due hereunder shall expressly not include any share or equity of the Company issued to its officers, directors, employees, consultants, nor shall it include any securities issued to holders of the Company’s currently outstanding options or warrants upon exercise thereof.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification Provisions”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

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SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder shall be until the earlier of (i) the final closing date of the Placement and (ii) the date a party terminates the engagement according to the terms of the next sentence (such date, the “Termination Date” and the period of time during which this Agreement remains in effect is referred to herein as the “Term”). After an initial period of three (3) business days from the date hereof, the engagement may be terminated at any time by either party upon five (5) days written notice to the other party, effective upon receipt of written notice to that effect by the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent by the Company:

A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus, the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent. Any filings required to be made by the Company in connection with the Placement shall have been timely filed with the Commission.

B. The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which is material or omits to state any fact which is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

C. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

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D. The Placement Agent shall have received (i) from Honigman LLP, outside counsel to the Company, such counsel’s written opinion, which shall be addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

E. On the date hereof and on the Closing Date, the Placement Agent shall have received a certificate of the Chief Financial Officer of the Company, in his capacity as such, dated, as applicable, as of the date of such Closing, certifying to certain financial matters, in form and substance reasonably satisfactory to the Placement Agent.

F. On the Closing Date, the Placement Agent shall have received a certificate of the Chief Executive Officer of the Company, in his capacity as such, dated as of the date of such Closing, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

G. On the Closing Date, the Placement Agent shall have received a certificate of the Secretary of the Company, in his capacity as such, dated as of the date of such Closing, certifying to the organizational documents, good standing in the state of incorporation of the Company and board resolutions relating to the Placement of the Securities from the Company.

H. On the Closing Date, the Placement Agent shall have received the executed Placement Agent’s Warrant.

I. The Company (i) shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, and (ii) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus, Prospectus Supplement and the Purchase Agreement.

J. The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Common Stock shall be listed for trading on the Trading Market or other applicable U.S. national exchange and reasonable evidence of such action, if available, shall have been provided to the Placement Agent upon its request. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

K. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

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L. The Company shall have prepared for filing with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

M. Any purchase agreement entered into by the Company with a Purchaser shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchaser.

N. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

O. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request. If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the Placement Agent, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 9. WARRANT INDUCEMENT COMPENSATION. With respect to any transaction with the holders of Warrants issued in the Placement that is structured as an inducement to exercise such Warrants (including any amendment, repricing, exchange, reset, or issuance of additional warrants or other securities in connection therewith) (an “Inducement Transaction”) that is consummated at any time within the twelve (12) month period following the Termination Date, the Placement Agent shall be entitled to (i) a cash fee equal to nine percent (9.0%) of the gross proceeds from such Inducement Transaction received by the Company from the exercise of such warrants pursuant to such Inducement Transaction by those certain investors (and their affiliates) who were, during the Term, contacted by the Placement Agent or directly or indirectly introduced by the Placement Agent, a portion of which may be allocated to other registered broker-dealers; and (ii) expenses calculated in the manner set forth in Sections 3.A.2 and 3.A.3 hereof substituting the words “Inducement Transaction” for “Placement” and “$50,000” for “$75,000”. Notwithstanding anything to the contrary herein, no compensation shall be due hereunder with respect to (i) any stock or equity of the Company issued to its officers, directors, employees or consultants, (ii) any securities issued to holders of the Company’s currently outstanding options, (iii) Warrants upon exercise thereof nor any individual exercise of the Warrants issued in the Placement or (iv) and adjustment of the Warrants under Section 3 thereof.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

SECTION 11. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and

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understandings, relating to the subject matter hereof, including, the Engagement Letter dated as of June 9, 2026 between the parties hereto (the “Engagement Letter”), which is terminated upon the entrance into this Agreement and such engagement letter shall be of no further force and effect; provided however, that the paragraph 8 of the Engagement Letter shall survive and be in full force and effect. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent and the Company. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such .pdf signature page were an original thereof.

SECTION 12. CONFIDENTIALITY. The Placement Agent (i) will not (except as required by applicable law, regulation or legal process (“Legal Requirement”)), without the Company’s prior written consent, disclose to any person any Confidential Information (as defined below), and (ii) will not use any Confidential Information other than in connection with advising the Company regarding the Placement. The Placement Agent further agrees to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agent of the confidential nature of the Confidential Information. The Placement Agent shall be responsible for any breach of the confidentiality obligations herein by its Representatives. The term “Confidential Information” shall mean, all proprietary information (whether written, oral or electronic communications) furnished by the Company to a Placement Agent or its Representatives in connection with the Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to a Placement Agent or any of its Representatives on a non-confidential basis from a third-party, (iii) is known to a Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by a Placement Agent and/or the Representatives without use of or access to any Confidential Information furnished to it by the Company. The term “Representatives” shall mean the Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until two years from the date hereof. Notwithstanding any of the foregoing, in the event that the Placement Agent or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information, the Placement Agent and its Representatives will furnish only that portion of the Confidential Information which the Placement Agent or its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 14. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Curvature the enclosed copy of this Agreement.

Very truly yours,

CURVATURE SECURITIES, LLC

By:	/s/ Michael Bodner
Name: Michael Bodner
Title: President

Address for notice:
39 Main Street, Chatham NJ 07928 Attention: Michael Bodner, President Email: [*]

Accepted and Agreed to as of

the date first written above:

DECOY THERAPEUTICS INC.

By:	/s/ Frederick E. Pierce, II
Name: Frederick E. Pierce, II
Title: Chief Executive Officer and Director

Address for notice:

Decoy Therapeutics, Inc.

2450 Holcombe Boulevard, Suite X

Houston, Texas 77021

Attention: Frederick E. Pierce, II, Chief Executive Officer

Email: [*]

[Signature Page to Placement Agency Agreement]

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ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Curvature Securities, LLC (the “Placement Agent”) by Decoy Therapeutics Inc. (the “Company”) pursuant to a placement agency agreement dated as of the date hereof, between the Company and the Placement Agent, as it may be amended from time to time in writing (the “Agreement”), the Company and the Placement Agent hereby agrees as follows:

1. To the extent permitted by law, the Company will indemnify the Placement Agent and its affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, reasonable and documented out-of-pocket expenses and liabilities, as the same are incurred (including the reasonable and documented out-of-pocket fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted from the willful misconduct, bad faith or gross negligence in performing the services described herein.

2. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable and documented out-of-pocket fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld, unless such settlement includes an unconditional release of the Placement Agent from all liability arising out of such claim, action or proceeding.

3. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent, as the case may be, as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under the Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

5. These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

6. References to the “Placement Agent” shall be deemed to include each entity comprising the Placement Agent, and each such entity shall be indemnified on a several basis.

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>, v.<<VER>> \* MERGEFORMAT 4908-1680-6838, v.17

DOCPROPERTY "CUS_DocIDChunk0" 76095593.1